                                POWER OF ATTORNEY

        Know all by these  presents,  that effective as of February 2, 2006 the undersigned hereby constitutes and appoints each of John W. McReynolds and Sonia
Aube, or either of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

                (1)  prepare,  execute  in  the  undersigned's  name  and on the undersigned's  behalf,  and submit to the U.S.  Securities  and Exchange
        Commission (the "SEC") a Form ID, including  amendments thereto, and any other  documents  necessary or appropriate to obtain codes and passwords enabling  the  undersigned  to make  electronic  filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934
        or any rule or regulation of the SEC;

                (2)  execute  for  and  on  behalf  of the  undersigned,  in the undersigned's  capacity  as an officer  and/or  director  of the general partner of Energy Transfer Equity, L.P. (the "Partnership"), Forms 3, 4,
        and 5 in accordance with Section 16(a) of the Securities Exchange Act of
        1934 and the rules thereunder;

                (3) do and  perform  any and all acts for and on  behalf  of the undersigned  which may be necessary or desirable to complete and execute any  such  Form  3, 4, or 5,  complete  and  execute  any  amendment  or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

                (4) take any other action of any type  whatsoever  in connection with the foregoing which, in the opinion of such  attorney-in-fact,  may be of benefit to, in the best  interest of, or legally  required by, the undersigned,  it being  understood  that the documents  executed by such attorney-in-fact on behalf of the undersigned  pursuant to this Power of
        Attorney  shall  be in such  form  and  shall  contain  such  terms  and
        conditions    as   such    attorney-in-fact    may   approve   in   such
        attorney-in-fact's discretion.

        The undersigned hereby grants to each such  attorney-in-fact  full power and  authority  to do and  perform  any  and  every  act  and  thing  whatsoever requisite,  necessary, or proper to be done in the exercise of any of the rights and  powers  herein  granted,  as  fully  to all  intents  and  purposes  as the undersigned  might  or  could  do if  personally  present,  with  full  power of substitution  or  revocation,  hereby  ratifying  and  confirming  all that such attorney-in-fact,  or such attorney-in-fact's  substitute or substitutes,  shall lawfully  do or cause to be done by virtue  of this  power of  attorney  and the rights  and  powers  herein  granted.  The  undersigned  acknowledges  that  the foregoing  attorneys-in-fact,  in serving in such capacity at the request of the undersigned,  are not  assuming,  nor is the  Partnership  assuming,  any of the undersigned's  responsibilities  to comply  with  Section  16 of the  Securities
Exchange Act of 1934.

        This Power of Attorney  shall  remain in full force and effect until the undersigned is no longer  required to file Forms 3, 4, and 5 with respect to the
undersigned's   holdings  of  and  transactions  in  securities  issued  by  the
Partnership,  unless  earlier  revoked by the  undersigned  in a signed  writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of February, 2006.

                                        /s/ K. Rick Turner
                                        ---------------------------------
                                            K. Rick Turner